EXHIBIT 99.1

FOR IMMEDIATE RELEASE
June 14, 2005

Huron Consulting Group to Present at William Blair & Company
25th Annual Growth Stock Conference on June 22

CHICAGO - June 14, 2005 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced that Gary E. Holdren, chairman and chief executive officer, and Gary L. Burge, chief financial officer, will make a presentation to investors and financial analysts at the William Blair & Company 25th Annual Growth Stock Conference taking place at The Four Seasons Hotel in Chicago from June 21-23, 2005.

Huron is scheduled to present on Wednesday, June 22 at 9:10 a.m. Central (10:10 a.m. Eastern). A live audio webcast of the presentation may be accessed at www.huronconsultinggroup.com and will be available for replay for 90 days.

About Huron Consulting Group Inc.
Huron Consulting Group Inc. is the parent company of Huron Consulting Services LLC, an independent provider of financial and operational consulting services. Huron’s experienced and credentialed professionals apply their expertise in accounting, finance, economics, and operations to a wide variety of financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Huron was named the No. 1 company on Entrepreneur magazine’s 11th Annual Hot 100 list. Learn more at www.huronconsultinggroup.com.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.co

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